EXHIBIT 99.1

QC Holdings, Inc. Reports Second Quarter Results

OVERLAND PARK, Kan., Aug. 6, 2015 (GLOBE NEWSWIRE) -- QC Holdings, Inc. (NASDAQ:QCCO) reported a loss from continuing operations of $981,000 and revenues of $32.0 million for the quarter ended June 30, 2015. For the six months ended June 30, 2015, income from continuing operations totaled $106,000 and revenues were $66.5 million.

For the three months and six months ended June 30, 2014, income from continuing operations totaled $215,000 and $3.4 million, respectively, and revenues were $36.0 million and $74.5 million, respectively.

The three months and six months ended June 30, 2014 include discontinued operations relating to branches that were closed during each period. Schedules reconciling adjusted EBITDA to income from continuing operations for the three months and six months ended June 30, 2015 and 2014 are provided below.

** Second Quarter **

Revenues declined $4.0 million, or 11.1%, quarter-to-quarter due to lower interest and fees from the company's consumer loan products, indicative of competitive pressures as customers explore alternative loan products and distribution channels.

Branch operating costs, exclusive of loan losses, totaled $16.1 million during the three months ended June 30, 2015, slightly higher than prior year's second quarter.

Loan losses decreased $1.4 million during the three months ended June 30, 2015, totaling $10.6 million versus $12.0 million in prior year's quarter. The loss ratio, 33.2%, was the same for each period. Improvements in the loss experience for the company's higher-dollar installment loan products due to improved underwriting were offset by higher losses in single-pay products, largely as a result of an unusually strong second quarter 2014.

Regional and corporate expenses totaled $6.3 million during the three months ended June 30, 2015, a decrease of $867,000 from second quarter 2014. This decrease reflects lower overall compensation and reduced professional fees.

** Six Months Ended June 30 **

The company's revenues decreased $8.0 million, or 10.7%, to $66.5 million during the six months ended June 30, 2015 for the same reasons noted in the quarterly discussion above.

Branch operating costs, exclusive of loan losses, were essentially the same period-to-period. Modest declines in compensation were offset by higher marketing costs.

During the first half of 2015, the company reported loan losses of $18.7 million compared to $20.1 million during the six months ended June 30, 2014. The company's loss ratio increased to 28.1% versus 27.0% in first half 2014. This increase reflects higher losses in single-pay products, largely as a result of an unusually strong second quarter 2014.

Regional and corporate expenses totaled $13.4 million during the six months ended June 30, 2015 compared to $14.1 million in 2014. This decline reflects lower professional fees.

About QC Holdings, Inc.

Headquartered in Overland Park, Kansas, QC Holdings, Inc. is a leading provider of consumer loans in the United States and Canada. In the United States, QC offers various products, including payday, installment and title loans, check cashing, debit cards and money transfer services, through 401 branches in 23 states at June 30, 2015. In Canada, the company, through its subsidiary Direct Credit Holdings Inc., is engaged in short-term, consumer Internet lending in various provinces. During fiscal 2014, the company advanced nearly $750 million to customers and reported total revenues of $153 million.

Forward Looking Statement Disclaimer: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the company's current expectations and are subject to a number of risks and uncertainties, which could cause actual results to differ materially from those forward-looking statements. These risks include (1) changes in laws or regulations or governmental interpretations of existing laws and regulations governing consumer protection or short-term lending practices, (2) uncertainties relating to the interpretation, application and promulgation of regulations under the Dodd-Frank Wall Street Reform and Consumer Protection Act, including the impact of proposed rulemaking by the Consumer Financial Protection Bureau (CFPB), (3) ballot referendum initiatives by industry opponents to cap the rates and fees that can be charged to customers, (4) uncertainties related to the examination process by the CFPB and indirect rulemaking through the examination process, (5) litigation or regulatory action directed towards us or the short-term consumer loan industry, (6) volatility in our earnings, primarily as a result of fluctuations in loan loss experience and closures of branches, (7) risks associated with our dependence on cash management banking services and the Automated Clearing House for loan collections, (8) negative media reports and public perception of the short-term consumer loan industry and the impact on federal and state legislatures and federal and state regulators, (9) changes in our key management personnel, (10) risks associated with owning and managing non-U.S. businesses, and (11) the other risks detailed under Item 1A. "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission. QC will not update any forward-looking statements made in this press release to reflect future events or developments.

(Financial and Statistical Information Follows)

QC Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
Revenues
Consumer loan interest and fees	$ 33,640	$ 29,875	$ 69,361	$ 61,954
Other	2,341	2,113	5,120	4,549
Total revenues	35,981	31,988	74,481	66,503
Operating expenses
Salaries and benefits	7,716	7,769	16,065	15,667
Provision for losses	11,951	10,619	20,090	18,681
Occupancy	4,254	4,388	8,917	8,993
Depreciation and amortization	461	369	933	801
Other	3,482	3,592	6,915	7,272
Total operating expenses	27,864	26,737	52,920	51,414
Gross profit	8,117	5,251	21,561	15,089

Regional expenses	2,176	1,941	4,426	4,058
Corporate expenses	5,005	4,373	9,688	9,376
Depreciation and amortization	481	184	953	379
Interest expense	326	194	742	436
Other expense (income), net	(184)	(62)	59	456
Income (loss) from continuing operations before income taxes	313	(1,379)	5,693	384
Provision (benefit) for income taxes	98	(398)	2,295	278
Income (loss) from continuing operations	215	(981)	3,398	106
Gain (loss) from discontinued operations, net of income tax	(29)		241
Net income (loss)	$ 186	$ (981)	$ 3,639	$ 106

Earnings (loss) per share:
Basic
Continuing operations	$ 0.01	$ (0.06)	$ 0.19	$ 0.01
Discontinued operations	--	--	0.02	--
Net income (loss)	$ 0.01	$ (0.06)	$ 0.21	$ 0.01

Diluted
Continuing operations	$ 0.01	$ (0.06)	$ 0.19	$ 0.01
Discontinued operations	--	--	0.02	--
Net income (loss)	$ 0.01	$ (0.06)	$ 0.21	$ 0.01

Weighted average number of common shares outstanding:
Basic	17,505	17,375	17,473	17,369
Diluted	17,510	17,375	17,473	17,369

Non-GAAP Reconciliations
Adjusted EBITDA
(in thousands)
(Unaudited)

QC reports adjusted EBITDA (income from continuing operations before interest, taxes, depreciation, amortization, charges related to stock options and restricted stock awards, and non-cash gains or losses associated with property disposition) as a financial performance measure that is not defined by U.S. generally accepted accounting principles ("GAAP"). QC believes that adjusted EBITDA is a useful performance metric for our investors and is a measure of operating and financial performance that is commonly reported and widely used by financial and industry analysts, investors and other interested parties because it eliminates significant non-cash charges to earnings. It is important to note that non-GAAP measures, such as adjusted EBITDA, should not be considered as alternative indicators of financial performance compared to net income or other financial statement data presented in the company's consolidated financial statements prepared pursuant to GAAP. Non-GAAP measures should be evaluated in conjunction with, and are not a substitute for, GAAP financial measures. The following table provides a reconciliation of income from continuing operations to adjusted EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2015	2014	2015

Income (loss) from continuing operations	$ 215	$ (981)	$ 3,398	$ 106
Provision (benefit) for income taxes	98	(398)	2,295	278
Depreciation and amortization	942	553	1,886	1,180
Interest expense	326	194	742	436
Non-cash items related to property dispositions and foreign currency effects	(184)	(62)	59	456
Stock option and restricted stock expense	171		337	44
Adjusted EBITDA	$ 1,568	$ (694)	$ 8,717	$ 2,500

QC Holdings, Inc.
Consolidated Balance Sheets
(in thousands)

	December 31,	June 30,
	2014	2015
ASSETS		(Unaudited)
Current assets
Cash and cash equivalents	$ 14,220	$ 11,189
Restricted cash	950	950
Loans receivable, less allowance for losses of $6,794 at December 31, 2014 and $6,785 at June 30, 2015	55,744	48,226
Assets held for sale	2,110	934
Prepaid expenses and other current assets	4,718	5,506
Total current assets	77,742	66,805
Non-current loans receivable, less allowance for losses of $2,133 at December 31, 2014 and $1,689 at June 30, 2015	5,603	3,111
Property and equipment, net	5,013	4,326
Intangible assets, net	835	725
Other assets, net	12,306	11,949
Total assets	$ 101,499	$ 86,916

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 638	$ 1,097
Accrued expenses and other liabilities	6,692	5,050
Deferred revenue	2,917	2,485
Revolving credit facility	12,000	750
Total current liabilities	22,247	9,382

Non-current liabilities	5,482	4,954

Long-term debt	3,415	3,483
Total liabilities	31,144	17,819

Commitments and contingencies
Stockholders' equity	70,355	69,097
Total liabilities and stockholders' equity	$ 101,499	$ 86,916

QC Holdings, Inc.
Selected Statistical and Operating Data
(in thousands, except Average Loan, Average Term and Average Fee)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
	Unaudited		Unaudited

Operating Data – Single-Pay Loans:
Loan volume	$ 161,427	$ 145,004	$ 326,511	$ 289,857
Average loan (principal plus fee)	385.44	382.19	387.58	383.71
Average fee	59.09	58.77	59.47	58.94

Operating Data – Installment Loans:
Loan volume	$ 14,553	$ 11,053	$ 25,353	$ 19,661
Average loan (principal)	764.33	728.99	756.06	732.37
Average term (days)	255	232	253	236

Revenues:
Single-pay loan fees	$ 23,528	$ 21,155	$ 48,616	$ 43,191
Installment loan interest and fees	8,996	7,440	18,474	16,105
Open-end credit fees	1,043	1,219	2,103	2,529
Title loan fees	73	61	168	129
Consumer loan interest and fees	33,640	29,875	69,361	61,954
Credit services fees	1,104	950	2,503	2,111
Check cashing fees	619	544	1,379	1,207
Other fees	618	619	1,238	1,231
Other revenues	2,341	2,113	5,120	4,549
Total	$ 35,981	$ 31,988	$ 74,481	$ 66,503

Loss Data:
Provision for losses, continuing operations:
Charged-off to expense	$ 18,693	$ 16,244	$ 37,767	$ 33,222
Recoveries	(7,251)	(6,162)	(16,220)	(13,780)
Adjustment to provision for losses based on evaluation of outstanding receivables	509	537	(1,457)	(761)
Total provision for losses	$ 11,951	$ 10,619	$ 20,090	$ 18,681

Provision for losses as a percentage of revenues	33.2%	33.2%	27.0%	28.1%
Provision for losses as a percentage of loan volume (all products)	6.5%	6.4%	5.4%	5.7%

CONTACT: Investor Relations Contact:
         Douglas E. Nickerson (913-234-5154)
         Chief Financial Officer